Exhibit 4.2.1

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (“Amendment”) is made as of November 6, 2015, by and among Truck Hero, Inc. (f/k/a TA THI Parent, Inc.) (“Company”) and the stockholders named therein (the “Stockholders”). Unless otherwise indicated herein, words and terms which are defined in the Stockholders Agreement (as defined below) shall have the same meaning where used herein.

R E C I T A L S

WHEREAS, the Company and the Stockholders entered into that certain Amended and Restated Stockholders Agreement dated April 21, 2015 (the “Stockholders Agreement”);

WHEREAS, the Company and the Stockholders desire to amend Sections 7, 8, 9.2 and 10.1 of the Stockholders Agreement such that those sections shall expire on the consummation of the Company’s initial public offering;

WHEREAS, pursuant to Section 11.2 of the Stockholders Agreement, Sections 7, 8, 9.2 and 10.1 of the Stockholders Agreement may be amended with written consent of: (i) the Controlling Sponsors, (ii) the Rollover Investor, (iii) GE Investor, (iv) Ares Investor, (v) ACAS Investor and (vi) the Majority Holders; and

WHEREAS, the undersigned Stockholders represent the Controlling Sponsors, Rollover Investor, GE Investor, Ares Investor, ACAS Investor and the Majority Holders.

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1. Amendment to Section 7. The following section is hereby added to Section 7 of the Stockholders Agreement:

“7.3 Period. The foregoing provisions of this Section 7 shall expire on the consummation of the Initial Public Offering.”

2. Amendment to Section 8. The following section is hereby added to Section 8 of the Stockholders Agreement:

“8.4 Period. The foregoing provisions of this Section 8 shall expire on the consummation of the Initial Public Offering.”

3. Amendment to Section 9.2. The following sentence is hereby added to the end of Section 9.2 of the Stockholders Agreement:

“The foregoing provisions of this Section 9.2 shall expire on the consummation of the Initial Public Offering.”

4. Amendment to Section 10.1. The following sentence is hereby added to the end of Section 10.1 of the Stockholders Agreement:

“The foregoing provisions of this Section 10.1 shall expire on the consummation of the Initial Public Offering.”

5. Continued Validity of the Stockholders Agreement. Except as specifically amended hereby, the Stockholders Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

6. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Stockholders Agreement as of the day and year first above written.

COMPANY:

TRUCK HERO, INC.

By:	/s/ William Reminder
Name: William Reminder
Title: CEO

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IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Stockholders Agreement as of the day and year first above written.

THE SPONSORS:

TA XI, L.P.

By: TA Associates XI GP, L.P.
Its General Partner

By: TA Associates, L.P.
Its General Partner

By:	/s/ Michael S. Berk
Name: Michael S. Berk
Title: Managing Director

TA INVESTORS IV, L.P.

By:	TA Associates, L.P.
Its General Partner

By:	/s/ Michael S. Berk
Name: Michael S. Berk
Title: Managing Director

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IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Stockholders Agreement as of the day and year first above written.

THE SPONSORS:

TA ATLANTIC AND PACIFIC VII-B L.P.

By:	TA Associates AP VII GP, L.P.
Its General Partner

By:	TA Associates, L.P.
Its General Partner

By:	/s/ Michael S. Berk
Name:	Michael S. Berk
Title:	Managing Director

TA ATLANTIC AND PACIFIC VII-A L.P.

By:	TA Associates AP VII GP, L.P.
Its General Partner

By:	TA Associates, L.P.
Its General Partner

By:	/s/ Michael S. Berk
Name:	Michael S. Berk
Title:	Managing Director

SIGNATURE PAGE TO TRUCKHERO, INC.

AMENDMENT NO. 1 TO THE STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Stockholders Agreement as of the day and year first above written.

ROLLOVER INVESTOR:

KINDERHOOK CAPITAL FUND II, L.P.

By:	Kinderhook Capital Fund II GP, LLC,

its General Partner

By:	/s/ Thomas Tuttle

Name:	Thomas Tuttle

Title:	Managing Director

SIGNATURE PAGE TO TRUCKHERO, INC.

AMENDMENT NO. 1 TO THE STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Stockholders Agreement as of the day and year first above written.

GE INVESTOR:

ANTARES HOLDINGS, LP

By:	Arena Holdings GP Inc, General Partner

Signature:	/s/ Brad Mashinter
Name: Brad Mashinter
Title: Duly Authorized Signator

ANTARES CAPITAL 2, LP

By:	/s/ Devasena Vallabhaneni
Name: Devasena Vallabhaneni
Title: Duly Authorized Signatory

SIGNATURE PAGE TO TRUCKHERO, INC.

AMENDMENT NO. 1 TO THE STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Stockholders Agreement as of the day and year first above written.

ACAS INVESTOR:

AMERICAN CAPITAL, LTD.

By:	/s/ Ryan S. Brauns

Name:	Ryan S. Brauns

Title:	M.D. & S.V.P.

SIGNATURE PAGE TO TRUCKHERO, INC.

AMENDMENT NO. 1 TO THE STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 to Stockholders Agreement as of the day and year first above written.

ARES INVESTOR:

ARES CAPITAL CORPORATION

By:	/s/ Mitchell Goldstein

Name:	Mitchell Goldstein

Title:	Authorized Signatory

SIGNATURE PAGE TO TRUCKHERO, INC.

AMENDMENT NO. 1 TO THE STOCKHOLDERS AGREEMENT